CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-6 (No. 333-282581) (the “Registration Statement”) of our report dated February 17, 2025 relating to the financial statements of The Northwestern Mutual Life Insurance Company and consent to the use in the Registration Statement of our report dated April 28, 2025 relating to the financial statements of each of the divisions of Northwestern Mutual Variable Life Account II indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
April 30, 2025